Archrock

ARCHROCK, INC.
9807 Katy Freeway, Suite 100
HOUSTON, TX 77024

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/24/2018 for shares held directly and by 11:59 P.M. ET on 04/22/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/24/2018 for shares held directly and by 11:59 P.M. ET on 04/22/2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the following persons to serve as directors of Archrock, Inc. until the 2019 Annual Meeting of Stockholders	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Anne-Marie N. Ainsworth
02) Wendell R. Brooks
03) D. Bradley Childers
04) Gordon T. Hall
05) Frances Powell Hawes
06) J.W.G. Honeybourne
07) James H. Lytal
08) Mark A. McCollum

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approval of the issuance of shares of common stock, par value $0.01 per share (the "AROC stock issuance proposal"), in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of January 1, 2018, by and among Archrock, Amethyst Merger Sub LLC, Archrock Partners, L.P., Archrock General Partner, L.P. and Archrock GP LLC	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as Archrock, Inc.'s independent public accounting firm for fiscal year 2018	☐	☐	☐
4. Advisory, non-binding vote to approve the compensation provided to our Named Executive Officers for 2017	☐	☐	☐
5. Approval of the adjournment of the annual meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the annual meeting to approve the AROC stock issuance proposal	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. ARCHROCK, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 2018 I hereby appoint D. Bradley Childers and Stephanie C. Hildebrandt, and each of them, with full power of substitution, as proxies to vote all the shares of common stock of Archrock, Inc. that I am entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m., Central Time, on April 25, 2018, and at any adjournments or postponements thereof, upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, and in their discretion upon such other matters as may properly come before the meeting. If you execute and return this proxy card, the proxies will vote the shares in the manner specified in this proxy card. If you execute and return this proxy card but do not specify the manner in which the proxies should vote your shares, the proxies will vote your shares FOR all the nominees for director and FOR the proposals described herein. Continued and to be signed on reverse side